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                        EMPLOYMENT AGREEMENT

            AGREEMENT made on November 15, 1994, by and between Freedom Chemical Company, a Delaware corporation (the "Company") and Fred P. Rullo (the "Executive").

            WHEREAS, the Company has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission relating to a public offering of 3,000,000 shares of the Company's Common Stock (the "Public Offering");

            WHEREAS, the Executive is the President of the Company and has held such position since May 4, 1992 under an Employment Agreement dated as of such date (the "1992 Employment Agreement") between the Company and the Executive; and

            WHEREAS, the Company desires that the Executive continue to serve as the President of the Company and the Executive desires to continue to hold such position, under the terms and conditions of this Agreement, which shall supersede and replace in all respects the 1992 Employment Agreement, effective upon the consummation of the Public Offering; and

            WHEREAS, the Board of Directors of the Company (the "Company Board") has approved and authorized the Company to enter into this Agreement with the Executive.

            WHEREAS, the Company has entered into agreements with The Freedom Group Partnership (the "Option Agreements") pursuant to which the Company granted The Freedom Group Partnership options to purchase an aggregate of 11,318 shares of the Company's Common Stock (the "Options").

            NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

            1. Employment. The Company hereby employs the Executive, and the Executive hereby accepts employ-

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ment with the Company upon the terms and subject to the conditions set forth herein.

            2.    Term.

                  (a) Subject to Section 14 hereof, the term of this Agreement (the "Term") is for an initial period commencing on the date the Public Offering is consummated and terminating on May 4, 1997.

                  (b) Commencing on May 4, 1997 and each anniversary of such date thereafter, the Term shall automatically be extended for one additional year unless, not later than sixty (60) days prior to such date or any such anniversary, as the case may be, either party hereto shall have notified the other party hereto in writing that such extension shall not take effect.

            3. Position. During the Term, the Executive shall serve as the

President and Chief Executive Officer of the Company, supervising the conduct of the business and affairs of Company and its subsidiaries and performing such other duties as the Company Board shall determine.

            4. Duties and Reporting Relationship. During the Term, the Executive shall, on a full time basis, use his skills and render services to the best of his abilities in supervising the management and promoting the products, services and business of the Company, provided, however, the foregoing shall not prevent the Executive from devoting a portion of his time and efforts to his personal business affairs or serving on the boards of other for profit and not for profit corporations so long as such activities do not materially interfere with the performance of his duties hereunder. The Executive shall report to, and be subject to supervision by, the Company Board.

            5. Place of Performance. The Executive shall perform his duties and conduct his business at the principal executive offices of the Company, which shall be in Philadelphia, Pennsylvania, except for required travel on the Company's business.

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            6.    Salary and Bonus.

                  (a) In consideration of Executive's services to be rendered pursuant hereto, the Company shall pay to the Executive a base salary (the "Base Salary") of $400,000 per year. The Company Board or a committee thereof shall review the Base Salary at least annually and shall make such adjustments from time to time as it may deem advisable. In no event shall there be a reduction in the Executive's Base Salary. The Base Salary shall be payable to the Executive in substantially equally installments in accordance with the Company's normal payroll practices.

                  (b) Commencing with the Company's fiscal year ended December 31, 1995, the Executive shall be eligible to receive an annual bonus of up to one hundred and fifty percent (150%) of his Base Salary which shall be awarded by the Company Board or a committee thereof based upon the Company's annual performance as measured against a written set of reasonable performance criteria to be established by the Company Board or a committee thereof, after reviewing with the Executive the Company's operating budget for the relevant fiscal year and the proposed performance criteria. Each such bonus shall be paid on or before the March 31 of the year following the year to which the bonus relates. The annual bonus may be awarded as part of a bonus plan or other incentive compensation plan established by the Company Board for the Company's senior management officers.

            7. Vacation, Holidays and Sick Leave. During the Term, the Executive shall be entitled to paid vacation, paid holidays and sick leave in accordance with the Company's standard policies for its senior executive officers, which policies shall provide the Executive with benefits no less favorable than those provided to any other senior executive officer of the Company.

            8. Business Expenses. The Executive will be reimbursed for all ordinary and necessary business expenses incurred by him in connection with his employment (including without limitation, expenses for travel and entertainment incurred in conducting or promoting business for the Company) upon timely submission by the Executive of receipts and other documentation as required

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by the Internal Revenue Code (the "Code") and in accordance with the Company's normal procedures.

            9. Pension and Welfare Benefits. During the Term, the Executive shall be eligible to participate in the pension and retirement plans described on Schedule A, attached hereto, and participate fully in all other health benefits, insurance programs, retirement plans and other employee benefit arrangements available to officers of the Company generally.

            10. Automobile; Membership Dues. During the Executive's employment under this Agreement, the Company shall (i) provide the Executive with the use of an automobile appropriate for his position with the Company, and shall pay for all repairs and maintenance, insurance coverage and operating expenses associated therewith and (ii) reimburse the Executive for membership dues in business or athletic clubs and dues for business and professional associations provided, however, that the cost of all such expenses, shall not be reimbursed by the Company to the extent that they exceed, in the aggregate, $25,000 per year.

            11. Disability Benefits. In the event that this Agreement is terminated by the Company pursuant to Section 14(c) hereof, (i) the Company shall pay to the Executive, within ninety (90) days of such termination, a lump sum amount equal to the product of two (2) multiplied by the amount of the Executive's Average Final Compensation , and (ii) the Options shall become exercisable with respect to the Rullo Shares (as defined in the Option Agreements) and shall remain exercisable for a period of one year following such termination of employment. As used in this Agreement, the Executive's "Average Final Compensation" shall mean, at the time of termination, the average of the Executive's annual compensation for the three (3) calendar years ended prior to the date of such termination. For this purpose, the Executive's annual compensation for any year shall be the sum of his base salary for such year plus any bonus earned by him pursuant to Section 6(b) hereof or otherwise in respect of such year.

            12. Death Benefits. In the event the Executive dies at any time during the Term hereof, (i) the Company shall pay a death benefit to the Executive's

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spouse or, if no spouse is living, to the heirs of the Executive, within ninety
(90) days of the Executive's death, in a lump sum payment equal to the product of two (2) multiplied by the amount of the Executive's Average Final Compensation, and (ii) the Options shall become exercisable with respect to the Rullo Shares and shall remain exercisable for a period of one year following such termination of employment.

            13.   Severance Benefits.


                  (a) In the event that this Agreement is terminated by the Company without Cause pursuant to Section 14(e) hereof or by the Executive for Good Reason pursuant to Section 14(f) hereof, (i) the Executive shall be entitled to the severance benefits set forth below, and (ii) the Option shall become exercisable with respect to the Rullo Shares and shall remain exercisable for a period of one year following such termination of employment.

                        (i) At the time of such termination, the Executive shall become entitled to receive a severance benefit equal to the product of two (2) multiplied by the amount of the Executive's Average Final Compensation, payable in substantially equal monthly installments over a period of two years.

                        (ii) In addition, the Company shall continue to maintain and pay for all health care benefits for the Executive that were in effect at the time of termination until the later of (A) the end of the then current Term of this Agreement, and (B) eighteen (18) months after the date of termination. At the request of the Executive, and at the Executive's sole cost and expense, the Company shall thereafter maintain such health care benefits for the Executive.

                  (b) Notwithstanding anything to the contrary contained herein, if any severance payments (including benefits) made by the Company hereunder to or for the benefit of the Executive would not be deductible by the Company as a result of Section 280G of the Code, then the Executive may elect, by giving written notice of such

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election to the Company promptly after his termination, to reduce his severance benefits to the maximum amount of severance benefits that can be paid to or for his benefit without making any part thereof not deductible by reason of Section 280G.

            14. Termination of Agreement. This Agreement shall not be terminated prior to the end of the then current Term hereof except as set forth in this
Section 14. In the event of such early termination, the Executive shall be entitled to receive (i) all compensation and benefits to be paid or provided to the Executive under this Agreement through the date of such termination, and
(ii) such additional compensation and benefits as are expressly set forth in this Agreement.

                  (a) By Mutual Consent. This Agreement may be terminated at any time by the mutual written agreement of the Company and the Executive.

                  (b) Death. This Agreement shall be terminated upon the death of the Executive, in which event the Executive's spouse or heirs shall receive the death benefits set forth in Section 12 hereof.

                  (c) Disability. This Agreement may be terminated at the option of the Company in the event that (i) the Executive becomes unable to perform his normal duties by reason of physical or mental illness or accident for any six
(6) consecutive month period, or (ii) the Company receives written opinions from both a physician for the Company and a physician for the Executive that the Executive will be so disabled, in which event the Executive and his spouse or heirs shall receive the disability benefits set forth in Section 11 hereof.

                  (d) By the Company for Cause. This Agreement may be terminated by the Company upon the occurrence of any of the following events (each of which shall constitute "Cause" for termination): (i) the Executive commits any act of fraud or dishonesty causing material harm to the Company; (ii) the conviction of the Executive of a felony; (iii) habitual drunkenness or narcotic drug use by the Executive; or (iv) any material breach by the Executive of his duties hereunder, which breach remains uncorrected for a period of thirty (30) days after receipt by the Executive of written notice

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from the Company setting forth the breach, if the Company suffers a material loss as a result of such material breach.

                  (e) By the Company Without Cause. This Agreement may be terminated by the Company at any time without Cause (as defined in Section 14(d) hereof) upon written notice to the Executive, in which event the Executive shall receive the severance benefits set forth in Section 13 hereof.

                  (f) By the Executive for Good Reason. This Agreement may be terminated by the Executive at any time within twelve (12) months after (unless otherwise agreed to in writing by the Executive) any of the following events (each of which shall constitute "Good Reason" for termination): (i) there is a Change in Control of the Company (as hereinafter defined); (ii) the Company sells, leases or otherwise transfers all or substantially all of its assets to an entity which has not entered into an employment contract which is mutually satisfactory to the Executive and such entity; (iii) a material change occurs in the duties or responsibilities of the Executive (e.g., the Executive is placed in a reporting relationship to anyone other than the Company Board); (iv) the Executive is employed by the Company in a capacity other than as President; (v) the Executive is not elected or appointed continually as a director of the Company; (vi) the principal executive offices of the Company are moved to a location other than the general Philadelphia, Pennsylvania vicinity; or (vii) a liquidation or dissolution of the Company occurs. In the event of termination for Good Reason, the Executive shall receive the severance benefits set forth in
Section 13 hereof.

                  (g) By the Executive Without Good Reason. This Agreement may be terminated by the Executive at any time without Good Reason (as defined in Section 14(f) hereof) upon the Executive's giving the Company sixty (60) days prior written notice of his resignation.

                  (h) Change in Control. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

                        (i) (x) any "person," as such term is used in Sections
            13(d) and 14(d) of the Exchange

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      Act (other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company, (4) Joseph Littlejohn & Levy or any affiliate thereof ("JLL"), (5) The Freedom Group Partnership or any affiliate thereof, or (6) the officers, directors or employees of the Company and its Subsidiaries (collectively, the "Permitted Holders")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company's then outstanding voting securities, (y) the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the combined voting power of the Company's then outstanding voting securities than such other person and
      (z) a majority of the members of the Company Board are no longer nominees or designees of the Permitted Holders, or

                        (ii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Company Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or who were nominated and elected by the Permitted Holders) cease for any reason to constitute a majority of the Company Board then in office.

            15.   Representations.

                  (a) The Company represents and warrants that this Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms.

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                  (b) The Executive represents and warrants that he is not a party to any agreement or instrument which would prevent him from entering into or performing his duties in any way under this Agreement.

            16.   Successors; Binding Agreement.

                  (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession has taken place.

                  (b) This Agreement is a personal contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

            17. No-Competition Covenants. (a) During the Term, the Executive shall not be permitted to invest, directly or indirectly, in any business or entity which operates within the chemical industry without the express written consent of the Company Board. Notwithstanding anything herein to the contrary, this Section 17(a) shall not prevent the Executive from acquiring securities representing not more than 10% of the outstanding equity of any business enterprise, provided that the Executive does not take an active role in the management of such business enterprise.

                  (b) The Executive agrees that he will not at any time during the Term and, if this Agreement is terminated by the Company for Cause pursuant to Section

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14(d) hereof or by the Executive without Good Reason pursuant to Section 14(g)
hereof, for a period of two (2) years following such termination (i) induce any employee of the Company or it subsidiaries to terminate his or her employment by the Company or its subsidiaries in order to obtain employment by any person, firm or corporation affiliated with the Executive, or (ii) directly or indirectly, own any interest in, operate, join, control or participate as a partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity which has material operations which directly compete with the Company in the sale of any products sold by the Company at the time of the Executive's termination of employment. Notwithstanding anything herein to the contrary, this Section 17(b) shall not prevent the Executive from acquiring securities representing not more than 5% of the outstanding voting securities of any publicly held corporation.

            18. Confidentiality Covenant. The Executive agrees that he will not at any time during the Term at any time thereafter, directly or indirectly, use for his own account, or disclose to any person, firm or corporation, other than authorized officers, directors and employees of the Company or its subsidiaries, Confidential Information (as hereinafter defined) of the Company. As used herein, "Confidential Information" of the Company means information of any kind, nature or description which is disclosed to or otherwise known to the Executive as a direct or indirect consequence of his association with the Company, which information is not generally known to the public or in the businesses in which the Company is engaged or which information relates to specific investment opportunities within the scope of the Company's business which were considered by the Company during the term of this Agreement.

            19. Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes the 1992 Employment Agreement and any other undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Executive represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard

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to the subject matter or effect of this Agreement or otherwise.

            20. Amendment or Modification, Waiver. No provision of this Agreement may be amended, or waived unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

            21. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice hereunder in writing:

            To the Executive at:

                  Fred P. Rullo
                  907 Sorrel Lane
                  Bryn Mawr, PA 19010

            To the Company at:

                  Freedom Chemical Company
                  Mellon Center
                  1735 Market Street
                  Philadelphia, PA  19103
                  Attn:  Chairman
                  Telecopy:  (215) 979-3733

            With a copy to:

                  Joseph Littlejohn & Levy
                  450 Lexington Avenue
                  Suite 3350
                  New York, NY  10017
                  Attn: Yvonne V. Cliff
                  Telecopy: (212) 286-8626

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            Any notice delivered personally or by courier under this Section 21 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

            22. Effectiveness Conditioned Upon Public Offering. This Agreement shall become effective upon the consummation of the Public Offering. In the event the Public Offering is not consummated by March 31, 1995, this Agreement shall terminate, be null and void and of no further force or effect.

            23. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

            24. Survivorship. The respective rights and obligations or the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

            25. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

            26. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

            27. Obligations Absolute; Withholding.

                  (a) The obligations of the Company hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation (i) the Executive's receipt of compensation

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and benefits from another employer in the event that the Executive accepts new employment following the termination of his employment under this Agreement, or
(ii) any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or anyone else.

                  (b) All payments to the Executive under this Agreement shall be reduced by all applicable withholding required by federal, state or local law.

            28. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              FREEDOM CHEMICAL COMPANY

                              By:/s/ Harold A. Sorgenti
                                 ------------------------

                              Name: Harold A. Sorgenti
                                   ----------------------

                              Title: Executive Chairman
                                    ---------------------

                              /s/ Fred P. Rullo
                              ---------------------------
                                  Fred P. Rullo

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